UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 3, 2006, the Board of Directors of ICO, Inc. (the “Company”) approved granting the Company’s President and Chief Executive Officer, A. John Knapp, Jr., a discretionary cash bonus for the fiscal year ending September 30, 2006 calculated as follows:

(the sum of annual cash incentive bonuses for fiscal year 2006 paid to the Company’s other five Executive Leadership Team members, calculated according to the Incentive Plan Matrices applicable to each of them)

divided by:

(the sum of the fiscal year 2006 base salaries of the Company’s other five Executive Leadership Team members)

multiplied by:

(Mr. Knapp’s fiscal year 2006 base salary of $96,000)

The Company’s Executive Leadership team consists of the Company’s Chief Financial Officer, and the four Presidents of the Company’s four major business units: ICO Europe, Bayshore Industrial, ICO Courtenay - Australasia, and ICO Polymers North America divisions.

The Board approved a similar cash bonus formula for Mr. Knapp for the fiscal year ending September 30, 2007, and an increase in Mr. Knapp’s base salary to $200,000, effective October 1, 2006.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: August 9, 2006	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer